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Exhibit 25

        FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Statement of Eligibility Under
The Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

225 South Sixth Minneapolis, MN (Address of principal executive offices)	55402 (Zip code)

John A. Brennan, Trust Officer
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
(617) 603-6576
 (Name, address and telephone number of agent for service)

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of obligor as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3039129 (I.R.S. Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139
(617) 444-6100

Convertible Subordinated Notes

1.
General Information. Furnish the following information as to the trustee—

(a)
Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington D.C. 20521

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.
Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

        No such affiliation exists with the Trustee, U.S. Bank National Association.

  Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16.
List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

1.
Articles of Association of U.S. Bank National Association.(1)

2.
Certificate of Authority of U.S. Bank National Association to Commence Business.(1)

3.
Authorization of the trustee to exercise corporate trust powers.(1)

4.
Bylaws of U.S. Bank National Association.(1)

5.
Not Applicable.

6.
Consents of U.S. Bank National Association required by Section 321(b) of the Act.(2)

7.
Latest Report of Condition of U.S. Bank National Association.(3)

  (1)
  Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-67188.

  (2)
  Attached.

  (3)
  Incorporated by reference to registration statement number 22-22451.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts, on the 9th of June, 2004.

By:	/s/ JOHN A. BRENNAN John A. Brennan Trust Officer
By:	/s/ TODD R. DINEZZA Todd R. DiNezza Assistant Vice President

Exhibit 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Chugach Electric Association, Inc. New Bonds, 2002 Series A and 2002 series B, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

By:	/s/ JOHN A. BRENNAN John A. Brennan Trust Officer
By:	/s/ TODD R. DINEZZA Todd R. DiNezza Assistant Vice President

Dated: June 9, 2004

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  Exhibit 25
SIGNATURE
Exhibit 6
CONSENT OF THE TRUSTEE